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                                                                     Exhibit 1.1


                        11,000,000 Shares of Common Stock
                           (Par Value $0.01 Per Share)

                            BIOMED REALTY TRUST, INC.
                            (A MARYLAND CORPORATION)

                         FORM OF UNDERWRITING AGREEMENT

June __, 2005


RAYMOND JAMES & ASSOCIATES, INC.
As Representative of the Several Underwriters listed on Schedule I hereto c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

      BioMed Realty Trust, Inc., a Maryland corporation (the "COMPANY"), and BioMed Realty, L.P., a Maryland limited partnership (the "OPERATING PARTNERSHIP" and together with the Company, the "TRANSACTION ENTITIES"), each confirms its agreement with Raymond James & Associates, Inc. ("RAYMOND JAMES") and each of the other underwriters named in Schedule I hereto (the "UNDERWRITERS") for whom Raymond James is acting as representative (the "REPRESENTATIVE") with respect to the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 11,000,000 shares (the "FIRM SECURITIES") of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of an option to purchase an aggregate of not more than 1,650,000 additional shares of Common Stock (the "OPTIONAL SECURITIES"), subject to the terms and conditions set forth below. The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES." This agreement by and among the Company, the Operating Partnership and the Underwriters shall be referred to as this "AGREEMENT".

      As part of the offering contemplated by this Agreement, the Company and the Underwriters agree that up to 379,500 shares (the "DIRECTED SHARES") of the Offered Securities to be purchased by the Underwriters shall be reserved for sale by the Underwriters to certain of the Company's directors, officers, employees and other parties associated with the Company (each, individually a "PARTICIPANT" and collectively, the "PARTICIPANTS"), as part of the distribution of the Shares by the Underwriters, under the terms of the friends and family directed sales program (the "FRIENDS AND FAMILY PROGRAM"), and subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. Shares to be sold pursuant to the Friends and Family Program shall be sold pursuant to this Agreement at the public offering price. To the extent that any such Directed Shares are not orally confirmed for purchase by a Participant by the end of the first business day after the date of this Agreement,
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such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

1. REPRESENTATIONS AND WARRANTIES OF THE TRANSACTION ENTITIES. Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, the several Underwriters, that:

      A.    REGISTRATION STATEMENT.

            (1) A registration statement on Form S-11 (No. 333-_____) relating to the Offered Securities ("INITIAL REGISTRATION STATEMENT"), including a form of prospectus, has been filed with the Securities and Exchange Commission (the "COMMISSION") and either (i) has been declared effective under the Securities Act of 1933, as amended (the "ACT"), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment.

            (2) If the Initial Registration Statement has been declared effective, either (i) an additional registration statement ("ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities has been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and has become effective upon filing pursuant to such rule and the Offered Securities all have been duly registered under the Act pursuant to the Initial Registration Statement and the Additional Registration Statement;
      (ii) such Additional Registration Statement is under consideration for filing with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such rule, and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the Initial Registration Statement and such Additional Registration Statement; or (iii) it is not contemplated to file an Additional Registration Statement, and the Offered Securities all have been duly registered under the Act pursuant to the Initial Registration Statement.

            (3) If the Company does not propose to amend the Initial Registration Statement or if an Additional Registration Statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(c)") under the Act or, in the case of the Additional Registration Statement, Rule 462(b).

            (4) For purposes of this Agreement, the "EFFECTIVE TIME" with respect to the Initial Registration Statement and, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means:

                  (a) if the Company has advised the Representative that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared


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            effective by the Commission or has become effective upon filing pursuant to Rule 462(c); or

                  (b) if the Company has advised the Representative that it
            proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission.

            (5) If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, "EFFECTIVE TIME" with respect to such Additional Registration Statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b).

            (6) "EFFECTIVE DATE" with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof.

            (7) The Initial Registration Statement, as amended at its Effective Time, including all information contained in the Additional Registration Statement (if any) and deemed to be a part of the Initial Registration Statement as of the Effective Time of the Additional Registration Statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the Initial Registration Statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(b)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT."

            (8) The Additional Registration Statement, as amended at its Effective Time, including the contents of the Initial Registration Statement incorporated by reference therein and including all information (if any) deemed to be a part of the Additional Registration Statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT."

            (9) The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT."

            (10) The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS."

            (11) No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

            (12) For purposes of this Agreement (other than in connection with any opinion given by counsel in Section 5 hereof, which hereby expressly excludes any copy filed via Electronic Data Gathering, Analysis and Retrieval System ("EDGAR")), all references to


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      the "REGISTRATION STATEMENT", the "PROSPECTUS", any "PRELIMINARY
      PROSPECTUS", or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

      B. CONFORM TO ACT; NO MISLEADING STATEMENTS; CONFORMITY WITH EDGAR
FILINGS.

            (1) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement:

                  (a) on the Effective Date of the Initial Registration
            Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (b) on the Effective Date of the Additional Registration
            Statement (if any) each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                  (c) on the date of this Agreement, the Initial Registration
            Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each of the Registration Statement or Registration Statements and the Prospectus conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus only, in light of the circumstances under which they were made) not misleading.

            (2) If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, then on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus only in light of the circumstances under which they were made) not misleading, and no Additional Registration Statement has been or will be filed.


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            (3) The two preceding subsections do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6.B hereof.

            (4) Each Prospectus and preliminary Prospectus delivered to the Underwriters and used in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act.

      C. NO STOP ORDER. No stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction.

      D. COMPANY FORMATION; GOOD STANDING; QUALIFICATION. The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and as general partner of the Operating Partnership to cause the Operating Partnership to enter into and perform the Operating Partnership's obligations under this Agreement, and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, earnings, properties, assets, results of operations or prospects of the Transaction Entities and their subsidiaries taken as a whole, whether or not in the ordinary course ("MATERIAL ADVERSE EFFECT").

      E. OPERATING PARTNERSHIP FORMATION; GOOD STANDING; QUALIFICATION; INTERESTS IN OPERATING PARTNERSHIP. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect, and has all power and authority necessary to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is the sole general partner of the Operating Partnership. At the First Closing Date (defined in Section 2 below), the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the "OPERATING PARTNERSHIP AGREEMENT"), and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the Prospectus; provided, that to the extent any portion of the over-allotment option described in Section 2 hereof


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is exercised at the First Closing Date, the percentage interest of the Company and of such limited partners in the Operating Partnership will be adjusted accordingly. Additionally, to the extent any portion of such over-allotment option is exercised subsequent to the First Closing Date, the Company will contribute the proceeds from the sale of the Optional Securities to the Operating Partnership in exchange for a number of units of limited partnership of the Operating Partnership ("OP UNITS") equal to the number of Optional Securities issued.

      F. SUBSIDIARY FORMATION; GOOD STANDING; QUALIFICATION; LIENS; PRE-EMPTIVE RIGHTS. Each direct or indirect subsidiary of the Company, all of which are listed on Schedule II hereto (each, a "SUBSIDIARY" and together the "SUBSIDIARIES"), has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its assets and conduct its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement; and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of its issued and outstanding capital stock or other ownership interests have been duly authorized and validly issued and are fully paid and non-assessable; and, at the First Closing Date its capital stock or other ownership interests will be owned by the Company, directly or through subsidiaries, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, "LIENS"), except as described in the Prospectus or where such Liens would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the equity interests of any Subsidiary were issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. There are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary, except as set forth in the organizational documents of such Subsidiary.

      G. CAPITAL OF THE COMPANY; OPTIONS; NO PREEMPTIVE RIGHTS. The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption "Description of Securities" and the issued and outstanding capital stock of the Company, as of the First Closing Date, will be, in all material respects, as set forth in the Prospectus under the caption "Capitalization." None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Prospectus: (i) except for shares of Common Stock reserved for issuance (A) upon exchange or redemption of the OP Units, (B) in connection with the BioMed Realty Trust, Inc. and BioMed Realty, L.P. 2004 Incentive Award Plan (the "EQUITY INCENTIVE PLAN") or (C) pursuant to the exercise of the warrant dated as of August 11, 2004 granted to Raymond James (the "RAYMOND JAMES WARRANT"), no shares of Common Stock are reserved for any purpose; (ii) except for the OP Units and the Raymond James Warrant, there are no outstanding securities convertible into or exchangeable for any shares of Common Stock; and
(iii) except for the Raymond James Warrant, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company.


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      H. AUTHORIZATION OF ISSUANCE OF SHARES; CONFORMITY WITH APPLICABLE LAWS.
The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and non-assessable, have been, or will be, offered and sold in compliance with all applicable federal and state securities laws and will conform, in all material respects, to the description thereof contained in the Prospectus. Upon payment of the purchase price and delivery of the Offered Securities in accordance herewith, the Underwriters will receive good, valid and marketable title to the Offered Securities, free and clear of all Liens. The form of the certificates to be used to evidence the Offered Securities will, at the First Closing Date, be in due and proper form and will comply with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the New York Stock Exchange, Inc. (the "NYSE").

      I. AUTHORIZATION OF ISSUANCE OF OP UNITS; CONFORMITY WITH APPLICABLE LAWS; NO PREEMPTIVE RIGHTS. The issued and outstanding OP Units have been duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued, fully paid and non-assessable, have been offered and sold or exchanged by the Operating Partnership in compliance with applicable laws and conform to the description thereof contained in the Prospectus. The OP Units to be issued to the Company in connection with the offering contemplated by this Agreement have been duly authorized for issuance by the Operating Partnership and, when issued and delivered by the Operating Partnership to the Company in connection with the contribution of the net proceeds of the offering, will be validly issued, fully paid and non-assessable. The OP Units will be exempt from registration or qualification under the Act and applicable state securities laws. None of the OP Units will be subject to or issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership.

      J. NO OTHER BROKERAGE FEES. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Transaction Entities, any Subsidiary and any person that would give rise to a valid claim against the Transaction Entities, any Subsidiary, or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering, except commissions payable to real estate brokers in connection with the acquisition of certain properties that would not reasonably be expected to have a Material Adverse Effect.

      K. NO REGISTRATION RIGHTS. Except for the Registration Rights Agreements entered into in connection with the Company's initial public offering by and among the Company, the Operating Partnership and the holders of OP Units party thereto dated as of August 13, 2004 (the "REGISTRATION RIGHTS AGREEMENTS"), there are no contracts, agreements or understandings between the Transaction Entities and any person granting such person the right to require the Transaction Entities to file a registration statement under the Act with respect to any securities of the Transaction Entities owned or to be owned by such person or to require the Transaction Entities to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Transaction Entities under the Act.


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      L. NO VIOLATIONS OR DEFAULTS. None of the Transaction Entities nor the
Subsidiaries, (i) is in violation of its charter or by-laws or other similar organizational documents, (ii) is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease (under which such Transaction Entity or a Subsidiary is landlord or otherwise), ground lease or air space lease (under which such Transaction Entity or a Subsidiary is tenant), development agreement, reciprocal easement agreement, deed restriction, hotel management agreement, parking management agreements, or other agreement or instrument to which it is a party or by which it or any of them is a party or may be bound, or to which any of the Properties (as hereinafter defined) or any of its property or assets of such Transaction Entity or Subsidiary is subject (collectively, "AGREEMENTS OR Instruments"), or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject, except for such defaults or violations that would not have, individually or in the aggregate, a Material Adverse Effect.

      M. NO CONSENTS REQUIRED. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court or any third party is required for the consummation of the transactions contemplated by this Agreement, except as have been obtained or made under the Act and as may be required under state securities laws, or such consents, approvals, authorizations, orders, filings or registrations that will be obtained or completed by the First Closing Date, or that the absence of which, individually or in the aggregate would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      N. NON-CONTRAVENTION. Except as disclosed in the Prospectus, the execution, delivery and performance of this Agreement by the Transaction Entities and the consummation of the transactions contemplated hereby do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien upon any property or assets of the Transaction Entities or any Subsidiary pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Transaction Entities or any of their subsidiaries or any of their properties, assets or business currently owned by them; (ii) any term, condition or provision of any Agreements or Instruments; or (iii) the charters, by-laws or other organizational documents, as applicable, of the Transaction Entities or any of the Subsidiaries (except for such conflicts, breaches, violations or defaults that (with response to subclauses (i) and (ii) above) (1) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) relate to mortgage indebtedness to be repaid in full or equity interests to be purchased in full, with a portion of the net proceeds from the sale of the Offered Securities, as reflected in the "Use of Proceeds" section of the Prospectus. As used herein, "REPAYMENT EVENT" means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.


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      O. VALIDITY AND SUFFICIENCY OF AGREEMENTS. Each of this Agreement and the
Lock-Up Agreements (as defined below) has been duly and validly authorized, executed and delivered by each of the Transaction Entities party thereto (and, to the knowledge of the Transaction Entities, by each other party thereto with respect to the Lock-Up Agreements), and the Operating Partnership Agreement is a valid and binding agreement of each of the Transaction Entities that are parties thereto, enforceable against such Transaction Entity (and, to the knowledge of the Transaction Entities, against each other party thereto with respect to the Lock-Up Agreements) in accordance with its terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights; (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable. For purposes of this Agreement, "LOCK UP AGREEMENTS" shall mean at the First Closing Date, the lock up agreements in the form attached hereto as Exhibit A by each of the persons listed on Schedule III hereto (the "KEY OFFICERS").

      P. LICENSES. The Transaction Entities and the Subsidiaries possess adequate certificates, authorities, licenses, consents, approvals, permits and other authorizations ("LICENSES") issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them, have maintained such Licenses in full force and effect, and have not received any notice of proceedings relating to the revocation or modification of any such Licenses that, if determined adversely to the Transaction Entities or any of the Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Transaction Entities and the Subsidiaries are in compliance with the terms and conditions of all such Licenses except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      Q. FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly (1) the financial position of the Company and its consolidated subsidiaries (and the combined financial position of any predecessor entities) at the dates indicated; (2) the results of operations, owners' equity and cash flows of the Company and its consolidated Subsidiaries (and the combined results of operations, owners' equity, and cash flows of any predecessor entities) for the periods specified; and (3) the revenues and certain expenses of certain of the acquisition properties for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; said financial statements have been prepared on a consistent basis with the books and records of the Company and its consolidated subsidiaries (and any predecessor entities) in the case of the statements of financial position of the Company and its consolidated subsidiaries (and

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the combined financial position of any predecessor entities) and the results of operations, owners' equity and cash flows of the Company and its consolidated Subsidiaries (and the combined results of operations, owners' equity, and cash flows of any predecessor entities). The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The unaudited pro forma condensed consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus (the "PRO FORMA FINANCIAL STATEMENTS") have been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the Act, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give appropriate effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect the proper application of these adjustments to the corresponding historical financial statement amounts. All non-GAAP financial measures included in the Registration Statement and the Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K under the Act to the extent such rules are applicable to such financial statements. Other than the historical financial statements, financial statements prepared in accordance with Rule 3-14 of Regulation S-X under the Act, Pro Forma Financial Statements, and schedules relating thereto included in the Registration Statement and Prospectus, no other historical or pro forma financial statements (or schedules) are required by the Act or the Rules and Regulations to be included therein.

      R. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and delivered the initial letter referred to in Section 5.A hereof, are an independent registered public accounting firm as required by the Act and the Rules and Regulations.

      S. REIT STATUS. Commencing with the taxable year ending December 31, 2004, the Company has been and is organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Internal Revenue Code 1986, as amended (the "CODE").

      T. TAX RETURNS AND MATTERS. The Transaction Entities and each of the Subsidiaries (including any predecessor entities) have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (i) is currently being contested in good faith, (ii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (iii) as described in or contemplated by the Prospectus. Except as disclosed in the Prospectus, there is no pending or, to the knowledge of the Transaction Entities, threatened special assessment, tax reduction proceeding or other action which could increase or decrease the real property taxes or assessments of any Property, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      U. NO OTHER OFFERING DOCUMENTS OR PROSPECTUSES. The Transaction Entities and each of their subsidiaries have not distributed, and prior to the later of the First Closing Date and the completion of the distribution of the Offered Securities, will not distribute, any offering material in connection with the offering or sale of the Offered Securities other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act (which were disclosed to the Representative and its counsel).

      V.    ERISA MATTERS.

            (1) Each Transaction Entity is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA other than an event for which the notice requirements have been waived by regulations) has occurred with respect to any "pension plan" (as defined in ERISA) for which any Transaction Entity would have any liability; no Transaction Entity has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each "pension plan" for which any Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified in all material respects and, except to the knowledge of the Transaction Entities, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where such non-compliance, reportable events, liabilities or failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (2) The assets of the Transactions Entities and their subsidiaries do not constitute "plan assets" of an ERISA regulated employee benefit plan.

            (3) At the First Closing Date, the Company will be a "real estate operating company" as such term is defined in paragraph (e) of the plan assets regulation in 29 C.F.R. Section 2510.3-101, or will be an "operating company" as defined in the first sentence of paragraph (c) thereof.

      W.    PROPERTY MATTERS.

            (1) The Transaction Entities or their Subsidiaries will have fee simple title (or in the case of the Landmark at Eastview property, located in Tarrytown, New York, a leasehold interest) to all of the properties described in the Prospectus as owned or to be owned or leased by them (the "PROPERTIES"), in each case, free and clear of all Liens except such as
      (i) are set forth in the title reports listed on Schedule IV hereto (the "TITLE REPORTS"); (ii) are set forth on Schedule V hereto (the "Mortgages") (iii) are disclosed in the Prospectus; and (iv) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (2) Except as disclosed in the Prospectus, none of the Transaction Entities, nor any Subsidiary, knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the

      Properties or any part thereof which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (3) Each of the Properties complies with all applicable zoning laws, ordinances, regulations, and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (4) None of the Transaction Entities, nor any Subsidiary, has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Transaction Entities nor any Subsidiary or predecessor entity knows of any such condemnation or zoning change that is threatened against any of the Properties and that, if consummated, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (5) True, correct and complete copies of the leases, exhibits, schedules or other documents that comprise the leases described in the "Business and Properties" section of the Prospectus where (1) the tenant has been specifically identified or (2) information relating to a lease has been summarized even if such tenant has not been specifically identified (the "MAJOR LEASES") have been provided or made available to the Underwriters or their counsel;

            (6) Except as described in the Prospectus, there are no other material agreements between any Transaction Entity, or any Subsidiary, on the one hand and a tenant under a Major Lease relating to any of the Properties;

            (7) Except as described in the Prospectus, reflected in the Pro Forma Financial Statements, as disclosed in any tenant estoppel certificates that are listed on Schedule VI hereto, or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

                  (a) none of the Major Leases has been assigned;

                  (b) no brokerage fees, commissions or any similar payments are owed or payable by the lessor under any of the Major Leases to any third party in connection with the existence or execution thereof, or in connection with any renewal, expansion or extension of any Major Leases which has occurred prior to, or may occur after, a Closing Date, except additional fees payable to brokers in connection with the extension of certain leases in the ordinary course of business;

                  (c) all of the Major Leases, and, all guaranties related
            thereto, if any, are in full force and effect;

                  (d) no rentals or other amounts due under the Major Leases have been paid more than one month in advance;

                  (e) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with the Major Leases nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its Major Leases;

                  (f) all tenants, sublessees, licensees, franchisees or other parties under the Major Leases are in possession of their respective premises;

                  (g) except for the mortgage loans encumbering the Properties and described in the Prospectus or set forth on Schedule V hereto, none of the Major Leases has been assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered;

                  (h) no material provision under any Major Lease has been waived by any Transaction Entity;

                  (i) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Major Leases;

                  (j) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

            (8) Water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      X. NO PARTICIPATING INTERESTS. The mortgages and deeds of trust encumbering the Properties and assets described in the Prospectus are not convertible, and neither the Transaction Entities, any of their Subsidiaries, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Transaction Entities or any of their subsidiaries.

      Y. INSURANCE. Except as described or referred to in the Prospectus, at the First Closing Date, the Operating Partnership and any Subsidiary that owns, or leases under ground leases, real property will have obtained title insurance on the fee interests (or leasehold interests) in each of the Properties and other insurance covering such risks and in amounts that are commercially reasonable for the assets owned by them, and in each case such title insurance and other insurance is (or will be) in full force and effect. Neither the Transaction Entities nor any of the Subsidiaries has any reason to believe that any of them will not be able to obtain or renew its existing insurance coverage as and when required by the preceding or as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

      Z. ENVIRONMENTAL MATTERS. Except as otherwise disclosed in the Prospectus or in the Phase I Environmental Audits previously delivered or made available to the Underwriters or their counsel (the "ENVIRONMENTAL AUDITS"),

            (1) none of the Transaction Entities, any of the Subsidiaries nor, to the best knowledge of the Transaction Entities, any other owners of each Property at any time or any other party has at any time handled, stored, treated, transported, manufactured, transferred or otherwise dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties, other than by any such action taken in compliance with all applicable Environmental Laws;

            (2) none of the Transaction Entities, any of the Subsidiaries nor, to the best knowledge of the Transaction Entities, any other owners of each Property at any time or any other party has at any time spilled, leaked, discharged, dumped, released, or otherwise disposed of Hazardous Materials on, to or from the Properties, except where such events would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (3) the Transaction Entities do not intend to use the Properties or any subsequently acquired properties, or to lease the Properties or any subsequently acquired properties to any party that will use such Properties or any subsequently acquired properties, for the purpose of handling, storing, treating, transporting, manufacturing, transferring or otherwise dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Laws;

            (4) the Transaction Entities do not intend to use the Properties or any subsequently acquired properties, or to lease the Properties or any subsequently acquired properties to any party that will use such Properties or any subsequently acquired properties, for the purpose of spilling, leaking, releasing, discharging, dumping, or otherwise disposing of Hazardous Materials on or from such Properties;

            (5) none of the Transaction Entities nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into soil or waters (including, but not limited to, groundwater and surface water) on or adjacent to the Properties or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters, except where such events would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (6) none of the Transaction Entities nor any of the Subsidiaries has received any notice of or is aware of any receipt by any other party of a notice of, or has any knowledge of any occurrence or circumstance that would give rise to a claim under or pursuant to any Environmental Law, pertaining to Hazardous Materials on or originating from any of the Properties or any assets described in the Prospectus (or, the most recent preliminary Prospectus) or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Law (as hereinafter defined);

            (7) none of the Transaction Entities nor any of the Subsidiaries has
      (A) been notified that it is potentially liable under or (B) received any requests for information or other correspondence concerning any site or facility under, nor has, to the best knowledge of the Transaction Entities, any seller of the Acquisition Properties, received any notice that it is considered potentially liable under CERCLA or any similar law;

            (8) none of the Properties are included or, to the best of the Transaction Entities' knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or, to the best of the Transaction Entities' knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Authority (as hereinafter defined);

            (9) the Transaction Entities do not intend to use the Properties or other assets owned by the Transaction Entities or their Subsidiaries other than in compliance with applicable Environmental Laws;

            (10) to the knowledge of the Transaction Entities, the Properties contain no above-ground and underground storage tanks, oil/water separators, sumps, or septic systems; and

            (11) (a) to the knowledge of the Transaction Entities, no building or other improvement located on the Properties contains any asbestos or asbestos-containing materials; (b) to the knowledge of the Transaction Entities, all asbestos or asbestos-containing materials are managed, handled, treated, and removed in compliance with Environmental Law; and
      (c) the Transaction Entities do not intend to manage, handle, treat, or remove asbestos other than in compliance with Environmental Law.

      As used herein, "HAZARDOUS MATERIAL" means any chemical, substance, waste, material, pollutant, contaminant, equipment or fixture defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, RCRA hazardous wastes, CERCLA hazardous substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, lead in paint or drinking water, asbestos, and polychlorinated biphenyls (PCBs).

      As used herein, "ENVIRONMENTAL LAWS" means all codes, laws (including, without limitation, common law), ordinances, regulations, reporting or licensing requirements, rules, or statutes in effect as of the Effective Date relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C.Section 6901 et seq., ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C.Section 11001 et seq.); (iv) the Clean Air Act (42 U.S.C.Section 7401 et seq.); (v) the Clean Water Act (33 U.S.C.Section 1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C.Section 2601 et seq.); (vii) the Hazardous Materials Transportation Act (49 U.S.C.Section 5101 et seq.); (viii) the Safe Drinking Water Act (41 U.S.C.Section 300f et seq.); (ix) any state, county, municipal or local statues, laws or ordinances similar or analogous to the federal statutes listed in parts
(i) through (viii), inclusive, of this subparagraph, (x) any amendments to the statutes, laws or ordinances listed in parts (i) through (ix), inclusive of this subparagraph, (xi) any rules, regulations, enforceable guidelines or directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) through (xi), inclusive, of this subparagraph; and (xii) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like relating to environmental, health or safety matters.

      As used herein, a "GOVERNMENTAL AUTHORITY" means any federal, state, or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus.

      AA. INDEPENDENCE OF ENVIRONMENTAL CONSULTANTS. None of the environmental consultants that prepared the Environmental Audits with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest (contingent or otherwise) in the Transaction Entities or any of their Subsidiaries (including any predecessor entity), and none of them nor any of their directors, officers or employees is connected with the Transaction Entities or any of their Subsidiaries (or any of their predecessor entities) as a promoter, selling agent, voting trustee, director, officer or employee.

      BB. NYSE LISTING APPROVAL. The Offered Securities have been approved for listing on the NYSE subject to official notice of issuance.

      CC. LABOR RELATIONS. With respect to employees of the Transaction Entities or any Subsidiary, no labor dispute exists or, to the knowledge of the Transaction Entities, is imminent that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      DD. INTELLECTUAL PROPERTY RIGHTS. The Transaction Entities and their subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated or presently intended to be operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Transaction Entities or any of their subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      EE. NO PROCEEDINGS. Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Transaction Entities, any of the Subsidiaries or any of the Properties or other assets that, if determined adversely to the Transaction Entities or any of the Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Transaction Entities to perform their obligations under this Agreement; and no such actions, suits or proceedings are threatened or, to the Transaction Entities' knowledge, contemplated.

      FF. NO MATERIAL ADVERSE CHANGE; NO MATERIAL TRANSACTIONS. Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus (1) there has been no material adverse change, nor any development or event involving a prospective material adverse change, individually or in the aggregate, in the condition (financial or other), business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries taken as a whole whether or not in the ordinary course; or (2) there have been no transactions entered into by the Company nor any of its Subsidiaries which are material with respect to the Company and its Subsidiaries considered as one entity.

      GG. INVESTMENT COMPANY ACT STATUS. No Transaction Entity is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, no Transaction Entity will be, an "investment company" as defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

      HH. ADEQUATE DISCLOSURE OF CONTRACTS AND DOCUMENTS. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

      II. RELATED PARTY DISCLOSURES. No relationship, direct or indirect, exists between or among any of the Transaction Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Transaction Entities on the other hand, which is required to be described in the Prospectus and which is not so described.

      JJ. BOOKS, RECORDS, AND INTERNAL CONTROLS. Each Transaction Entity (i) makes and keeps books and records that are accurate in all material respects and
(ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

      KK. STABILIZATION ACTIVITIES. None of the Transaction Entities nor any of their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Offered Securities.

      LL. USE OF PROCEEDS. The Company intends to apply the net proceeds from the sale of the Offered Securities being sold by the Company in accordance with the description set forth in the Prospectus under the heading "Use of Proceeds."

      MM. SUBSIDIARY TAX CLASSIFICATION. Each of the Operating Partnership and any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for Federal income tax purposes throughout the period from its formation through the date hereof.

      NN. ADEQUATE DISCLOSURE OF ACQUISITIONS AND DISPOSITIONS. There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of interests in assets or real property that is required to be described in the Prospectus that is not already so described.

      OO. INTERNAL CONTROLS. The Company, the Operating Partnership and the Subsidiaries have established and maintain "disclosure controls and procedures" (as such term is defined in Rule 13a-15 and 15d-15 promulgated under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries, is made known to the Company's Chief Executive Officer and Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company's independent registered public accounting firm and the audit committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls.

      PP. FRIENDS AND FAMILY PROGRAM. Neither the Company, nor any of its directors or officers, nor, to the knowledge of the Company, any other person associated with or acting on behalf of the Company including, without limitation, any agent or employee of the Company, has offered or caused the Underwriters to offer any of the Shares to any person pursuant to the Friends and Family Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

2. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $ [____] per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters on Schedule I hereto.

      The Company will deliver the Firm Securities to the Representative for the accounts of the Underwriters, against payment of the purchase price in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of BioMed Realty Trust, Inc. at the office of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 300, San Diego, CA 92130, at 12:00 p.m., New York time, on _____ __, 2005, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE." For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representative requests and will be made available for checking and packaging at the office of DLA Piper Rudnick Gray Cary US LLP, 4700 Six Forks Road, Suite 200, Raleigh, NC 27609 at least 48 hours prior to the First Closing Date.

      In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name on Schedule I hereto bears to the total number of shares of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

      Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representative for the accounts of the several Underwriters, against payment of the purchase price therefor in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of BioMed Realty Trust, Inc., at the office of Latham & Watkins LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Representative requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of DLA Piper Rudnick Gray Cary US LLP at a reasonable time in advance of such Optional Closing Date.

3. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

4. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that:

      A. ADDITIONAL FILINGS WITH THE COMMISSION. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement.

      The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act, but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 p.m., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representative.

      B. REQUIRED NOTICES TO AND CONSENT OF REPRESENTATIVE RELATING TO AMENDMENTS OR SUPPLEMENTS. The Company will advise the Representative promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any), the Prospectus or any preliminary Prospectus and will not effect such amendment or supplementation without the Representative's consent; and the Company will also advise the Representative promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplement to a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

      C. SUBSEQUENT EVENTS REQUIRING AMENDMENT OR SUPPLEMENT. If, at any time when a Prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

      D. TWELVE-MONTH EARNINGS STATEMENT. As soon as practicable, but not later than the Availability Date (as hereinafter defined), the Company will make generally available to its securityholders an earnings statement covering a period of at least twelve months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

      E. COPIES OF DOCUMENTS. The Company will furnish to the Representative copies of each Registration Statement (one of which will be signed and will include all exhibits), each related preliminary Prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative request. The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents. The aforementioned documents furnished to the Underwriters or to any dealer shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act.

      F. ANNUAL REPORTS. During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year and as soon as available, a copy of each definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders; and the Company will furnish to the Representative (i) to the extent not available through EDGAR or any system succeeding or replacing EDGAR, as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request.

      G. BLUE SKY QUALIFICATION. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution.

      H. LIMITS ON FUTURE REGISTRATION STATEMENTS. For a period of 90 days after the date of the offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement (except a registration statement on Form S-8 relating to the Equity Incentive Plan or on Form S-4 relating to an acquisition of another entity) under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative, other than (1) grants of stock options or restricted stock to employees, consultants or directors pursuant to the terms of the Equity Incentive Plan, (2) issuances of Common Stock pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof, (3) issuances of Common Stock pursuant to the Company's dividend reinvestment plan (if any); (4) issuances of Common Stock in connection with other acquisitions of real property or real property companies or (5) issuances of Common Stock upon the conversion of OP Units.

      I. REIT QUALIFICATION. The Company will use its best efforts to maintain its qualification as a REIT under the Code.

      J. NYSE LISTING. The Company will use its best efforts to effect the listing of the Offered Securities on the NYSE.

      K. COMPLIANCE WITH LAWS. During the period when the Prospectus is required to be delivered under the Act or the Exchange Act, the Company will (1) comply with all provisions of the Act and the Rules and Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

      L. INVESTMENT COMPANY. The Company will take such steps as shall be necessary to ensure that neither the Company nor the Operating Partnership shall become an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

      M. REPORTING USE OF PROCEEDS. The Company will file with the Commission such reports as may be required pursuant to Rule 463 of the Rules and Regulations.

      N. NO STABILIZATION ACTIVITIES. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership will (1) take, directly or indirectly, any action designated to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities; (2) sell, bid for or purchase the Offered Securities or pay any person any compensation for soliciting purchases of the Offered Securities; or (3) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

      O. FRIENDS AND FAMILY PROGRAM. The Company will comply with all applicable securities laws and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Friends and Family Program.

5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Transaction Entities herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

      A. ACCOUNTANT'S LETTER. The Representative shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG LLP ("KPMG") confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable Rules and Regulations and stating to the effect that:

            (1) in their opinion the financial statements examined by them and included in the Registration Statements comply as to form in all material respects with the applicable requirements of the Act and the related Rules and Regulations;

            (2) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements (as hereinafter defined for the purposes of this Section 5.A);

            (3) on the basis of the review referred to in clause (2) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters, and other specified procedures, nothing came to their attention that caused them to believe that:

                  (a) the unaudited financial statements included in the
            Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations or that any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with GAAP;

                  (b) at the date of the latest available balance sheet read by such accountants, and at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company or, at the date of the latest available balance sheet read by such accountants, there was any decrease in combined net assets, as compared with amounts shown on the latest balance sheets included in the Prospectus; or

                  (c) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year for the combined operations of the Company and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in combined total revenues or combined net income.

            except in all cases set forth in one of the above clauses for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (4) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation and to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of any entity for which KPMG provided an audit of certain revenues and expenses) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the Additional Registration Statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements.

      B. REGISTRATION STATEMENT EFFECTIVENESS. If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representative. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representative. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
Section 4.A of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission.

      C. SUBSEQUENT EVENTS. Subsequent to the execution and delivery of this Agreement, there shall not have occurred:

            (1) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries taken as one enterprise, whether or not in the ordinary course, which, individually or in the aggregate, in the sole judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities;

            (2) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the sole judgment of the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market;

            (3) any suspension or limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange;

            (4) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;

            (5) any banking moratorium declared by U.S. federal or New York State authorities;

            (6) any major disruption of settlements of securities or clearance services in the United States; or

            (7) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the reasonable judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

      D. ISSUER'S COUNSEL'S OPINION. The Representative shall have received an opinion, dated on such Closing Date, of Latham & Watkins LLP, special counsel for the Company, to the effect that:

            (1) Based on certificates from public officials, such counsel confirms that the Company is qualified to do business in California;

            (2) Based on certificates from public officials, such counsel confirms that the Operating Partnership is qualified to do business in the following states: California, Massachusetts, New Jersey, New York, Pennsylvania and Washington;

            (3) Each of the Subsidiaries of the Company or the Operating Partnership listed on a Schedule to such counsel's opinion (the "Material Subsidiaries") is either (a) a limited liability company duly organized under the Delaware Limited Liability Company Act (the "DLLCA") with limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus, or (b)a limited partnership duly organized under the Delaware Revised Uniform Limited Partnership Act (the "DRULPA") with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement. Based on certificates from public officials, each Material Subsidiary is validly existing and in good standing under the laws of the state of its formation, and is duly qualified or registered as a foreign limited partnership or limited liability company, as applicable, and is in good standing in all jurisdictions set forth on a schedule to such counsel's opinion. With your consent, based solely upon a certificate of an officer of the Company and the Operating Partnership as to factual matters dated __________, 2005 and a review on such date of the operating agreements or agreements of limited partnership of each Material Subsidiary, all of the partnership interests or limited liability company interests of the Material Subsidiaries were owned of record on such date by the Company or a wholly owned subsidiary of the Company.

            (4) With the consent of the Representative based solely on a certificate of an officer of the Transaction Entities as to factual matters, each of the Company and the Operating Partnership is not, and immediately after giving effect to the sale of the Offered Securities in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption "Use Of Proceeds" will not be required to be registered as, an "investment company" within the meaning of the Investment Company Act;

            (5) The execution and delivery of the Underwriting Agreement by the Transaction Entities, the issuance and sale of the Offered Securities by the Company to the Underwriters pursuant to the Underwriting Agreement on the date hereof, do not:

                  (a) conflict with, result in the breach of or a default under any of the agreements filed as exhibits to the Registration
            Statement;

                  (b) violate any federal or California statute, rule or
            regulation applicable to any such Transaction Entities;

                  (c) violate the certificate of formation, certificate of
            partnership, limited liability company agreement or agreement of limited partnership of any Material Subsidiary; or

                  (d) require any consents, approvals, or authorizations to be obtained by any such Transaction Entities or any Material Subsidiary, or any registrations, declarations or filings to be made by such Transaction Entities, in each case, under any federal or California statute, rule, or regulation applicable to the Transaction Entities that have not been obtained or made;

            (6) The Registration Statement has become effective under the Act. With the consent of the Representative, based solely on telephonic confirmation by a member of the Staff of the Commission on the date of such opinion, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Act has been made in accordance with Rule 424 under the Act;

            (7) To the best knowledge of such counsel, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed;

            (8) To the best knowledge of such counsel, based solely on oral or written statements and representations of officers and other representatives of the Transaction Entities, including the representations and warranties of the Transaction Entities in this agreement, and docket searches in the jurisdictions set forth on Schedule VII, there are no actions, suits, proceedings or investigations pending against the Transaction Entities before any court, governmental agency or arbitrator which are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K under the Act, other than those disclosed therein. Such counsel's opinion may note that docket searches may be unreliable and may not accurately reflect proceedings before the respective courts and that such counsel has not undertaken any independent investigation to determine the accuracy of the docket searches;

            (9) The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-11 under the Act and the Rules and Regulations; it being understood, however, that such counsel need express no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement or Prospectus. Solely for purposes of passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel may assume that the statements made therein are correct and complete;

            (10) The statements in the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Certain Relationships and Related Transactions - Formation Transactions and Contribution of Properties," "-Contribution Agreements," "Shares Eligible for Future Sale," and "ERISA Considerations," insofar as they purport to describe or summarize certain provisions of the agreements, statutes, regulations or the subject legal proceedings referred to therein, are accurate descriptions or summaries in all material respects; and

            (11) Except for the Registration Rights Agreements, to the best knowledge of such counsel, no Transaction Entity is a party to any agreement that would (a) require the inclusion in the Registration Statement of Common Stock owned by any person or entity other than the Company or (b) entitle such person to require the Company to file a registration statement under the Act with respect to any securities of the Company.

      In rendering such opinions, such counsel may limit its opinions to the federal laws of the United States of America and the laws of the State of California, and matters specifically governed thereby. In rendering such opinions, such counsel may also rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

      In addition, such counsel shall state in a separate letter that:

            The primary purpose of its professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement or the Prospectus, (except to the extent expressly set forth in the numbered paragraphs 7 and 10 of such counsel's opinion letter to the Representative of even date), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as counsel to the Company in connection with the preparation by the Company of the Registration Statement and Prospectus, such counsel reviewed the Registration Statement, and the Prospectus, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent registered public accounting firm for the Company, representatives of the Underwriters, and counsel to the Underwriters, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

            Based on such counsel's participation, review and reliance as described above, such counsel advises the Company that no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the date of the opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statement or the Prospectus.

      E. TAX OPINION. The Representative shall have received an opinion, dated such Closing Date, of Latham & Watkins LLP, special tax counsel for the Company, to the effect that:

            (1) Commencing with its taxable year ending December 31, 2004, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

            (2) The statements in the Registration Statement set forth under the caption "Federal Income Tax Considerations" insofar as they purport to summarize certain provisions of the agreements, statutes, or regulations referred to therein, are accurate summaries in all material respects.

      In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In addition, in rendering such opinion, counsel may rely on and assume the accuracy of an opinion of Venable LLP ("VENABLE"), special Maryland counsel of the Company, dated as of the Closing Date, with respect to certain matters of Maryland law.

      F. VENABLE OPINION. The Representative shall have received an opinion, dated such Closing Date, of Venable, special Maryland counsel of the Company, to the effect that:

            (1) The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the Maryland State Department of Assessments and Taxation (the "SDAT"). The Company has the corporate power to own its properties and to conduct its business in all material respects as described in the Prospectus under the caption "Business and Properties," and to enter into and perform its obligations under this Agreement.

            (2) The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Operating Partnership has the limited partnership power to own its properties and to conduct its business in all material respects as described in the Prospectus under the caption "Business and Properties," and to enter into and perform its obligations under this Agreement.

            (3) BioMed Realty Holdings, Inc. is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

            (4) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization," and the issued and outstanding shares of Common Stock (other than the Offered Securities) (the "COMPANY OUTSTANDING SHARES") have been duly authorized and validly issued and are fully paid and non-assessable. The terms of the Common Stock conform, in all material respects, to the statements and descriptions related thereto contained in the Prospectus. The issuance of the Company Outstanding Shares by the Company was not subject to preemptive or other similar rights arising under the Maryland General Corporation Law (the "MGCL"), the Company's articles of incorporation (the "CHARTER") or bylaws (the "BYLAWS"). The certificate for the Common Stock complies in all material respects with the applicable requirements of the MGCL, the Charter, and the Bylaws. Except as disclosed in the Prospectus and based on a certificate of an officers of the Transaction Entities and upon any facts otherwise known to such counsel except for: (a) shares of Common Stock reserved for issuance upon exchange or redemption of the OP Units, in connection with the Equity Incentive Plan or pursuant to the exercise of the Raymond James Warrant, no shares of Common Stock are reserved for any purpose; (b) the OP Units and the Raymond James Warrant, there are no outstanding securities convertible into or exchangeable for any shares of Common Stock; and (c) the Raymond James Warrant, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company.

            (5) The Company has the full power and authority to authorize, issue, and sell the Offered Securities as contemplated by this Agreement. The issuance of the Offered Securities has been duly authorized and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, the Offered Securities will be validly issued, fully paid and non-assessable and will conform, in all material respects, to the description thereof contained in the Prospectus. The issuance of the Offered Securities by the Company is not subject to preemptive or other similar rights arising under the MGCL, the Charter or the Bylaws.

            (6) The outstanding OP Units have been duly authorized and validly issued and are fully paid and non-assessable. The issuance of the OP Units by the Operating Partnership is not subject to preemptive or other similar rights arising under the Maryland Revised Uniform Limited Partnership Act or the Operating Partnership Agreement. The terms of the OP Units conform, in all material respects, to the description thereof contained in the Prospectus.

            (7) The execution, delivery and performance of this Agreement, and the transactions contemplated thereby and the sale and issuance of the Offered Securities do not conflict with or result in a breach or violation of, or constitute a default under, (a) any Maryland law, or any decree, rule or regulation of any Maryland governmental authority applicable to the Transaction Entities or (b) the Charter, the Bylaws or the Operating Partnership Agreement.

            (8) The execution and delivery of this Agreement have been duly authorized by all necessary corporate or limited partnership action, as applicable, of each Transaction Entity that is a party hereto. This Agreement has been executed and, so far as is known to such counsel, delivered by each Transaction Entity that is a party thereto. The Operating Partnership Agreement constitutes the legal, valid, and binding obligation of each Transaction Entity that is a party thereto, enforceable against each Transaction Entity that is a party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (9) The information in the Prospectus under the captions "Risk Factors -- Risks Related to Our Organizational Structure," "Policies with Respect to Certain Activities," "Description of Securities," "Certain Provisions of Maryland Law and of Our Charter and Bylaws" and "Description of the Partnership Agreement of BioMed Realty, L.P.," as of the date of the Prospectus, insofar as such information relates to provisions of Maryland law or the Company's or the Operating Partnership's organizational documents, fairly summarizes such provisions of Maryland law or the Company's or the Operating Partnership's organizational documents, in all material respects.

            (10) The execution, delivery and performance of this Agreement and the transactions contemplated thereby and the sale and issuance of the Offered Securities do not require any consents, approvals, authorizations, or orders to be obtained by any such Transaction Entities, or any registrations, declarations, or filings to be made by such Transaction Entities, in each case, under any Maryland statute, rule, or regulation applicable to the Transaction Entities that have not been obtained or made.

      In rendering such opinions, such counsel may limit its opinions to the laws of the State of Maryland, and matters specifically governed thereby. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

      G. UNDERWRITERS' COUNSEL'S OPINION. On any Closing Date other than the First Closing Date, the Representative shall have received from DLA Piper Rudnick Gray Cary US LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, DLA Piper Rudnick Gray Cary US LLP may rely as to the organization or incorporation of the Transaction Entities and all other matters governed by Maryland law upon the opinion of Venable, referred to above.

      H. OFFICERS' CERTIFICATES. Each Transaction Entity shall have furnished the Representative a certificate, dated such Closing Date, of its, or its general partner's or managing member's chief executive officer(s) and chief financial officer in which such officers shall state that, to the best of their knowledge after reasonable investigation:

            (1) the representations and warranties of the Transaction Entities set forth in this Agreement are true and correct;

            (2) the Transaction Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date;

            (3) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and

            (4) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter.

      I. ACCOUNTANT'S LETTER. The Representative shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of Section 5.A, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

      J. LOCK-UP AGREEMENTS. On or prior to the date of this Agreement, the Representative shall have received executed Lock-Up Agreements from each of the Key Officers.

      K. NASD APPROVAL. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements with respect to the offering and sale of the Offered Securities.

      L. NYSE LISTING. At the Closing Date, the Offered Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

      M. SATISFACTION OF OTHER CONDITIONS. On the Closing Date, counsel for the Underwriters shall have been furnished with such other documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

      N. SATISFACTION OF UNDERWRITERS' COUNSEL. All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

      O. COPIES OF DOCUMENTS; WAIVER OF COMPLIANCE. The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative may reasonably request. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

6.    INDEMNIFICATION AND CONTRIBUTION.

      A. The Transaction Entities, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation or at common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability, action or expense as such expenses are incurred; provided, however, that the Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6.B below; provided further that with respect to any untrue statement or omission of material fact made in any preliminary Prospectus, the indemnity agreement contained in this Section 6.A shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Offered Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstances where it shall have been determined by a court of competent jurisdiction by final and non-appealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representative, (x) delivery of the Prospectus was required by the Act to be made to such person,
(y) the untrue statement or omission of a material fact contained in the preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus.

      The Transaction Entities, jointly and severally, further agree to indemnify and hold harmless the Representative, its partners, members, directors, officers, employees and agents, and each person, if any, who controls the Representative within the meaning of the Act or the Exchange Act against any and all losses, claims, damages, expenses and liabilities, joint and several, to which any of them may become subject under the Act, the Exchange Act or other Federal or State statutory law or regulation or at common law (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Transaction Entities for distribution to Participants in connection with the Friends and Family Program or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that such Participant agreed to purchase pursuant to the Friends and Family Program, and (iii) related to, arising out of, or in connection with the Friends and Family Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Representative.

      B. Each Underwriter severally and not jointly will indemnify and hold harmless each Transaction Entity, each of its directors and officers who signs the Registration Statement or who consents to being named as a director upon the First Closing Date and each person, if any who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses to which any of them may become subject, under the Act to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by each indemnified party in connection with investigating or defending any such loss, claim, damage, liability, action or expense as such expenses are incurred, it being understood and agreed that the only such information furnished on behalf of each Underwriter consists of the following information: the list of Underwriters and their respective participation in the sale of the Offered Securities, the concession and reallowance sentences and the paragraphs related to stabilization, syndicate covering transactions and penalty bids appearing under the caption "Underwriting" in the Prospectus.

      C. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under
Section 6.A or 6.B above, notify, in writing, the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under Section 6.A or 6.B above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 6.A hereof in respect to such action or proceeding, then, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party, and (iii) does not include any undertaking or obligation to act or to refrain from acting by the indemnified party.

      D. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under Section 6.A or 6.B above for any reason, then each indemnifying party (with respect to the Transaction Entities, jointly and severally) shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in Section 6.A or 6.B above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and one or more of the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and the

Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transaction Entities bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the first sentence of this Section 6.D shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this
Section 6.D. Notwithstanding the provisions of this Section 6.D, no Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Offered Securities) shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Offered Securities purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 6.D to contribute are several in proportion to their respective underwriting obligations and not joint. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or another method of allocation that does not take account of the equitable considerations referred to above.

      E. The obligations of the Transaction Entities under this Section shall be in addition to any liability that the Transaction Entities may otherwise have and shall extend, upon the same terms and conditions, to each partner, member, director, officer, employee or agent of any Underwriter and any person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Transaction Entities, to each officer of the Transaction Entities who has signed a Registration Statement and to each person, if any, who controls the Transaction Entities within the meaning of the Act.

7. DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered

Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 7 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "UNDERWRITER" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

8. EXPENSES. Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the following: (1) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other filing fees, other fees and expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (2) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, any Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (3) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys' fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (4) the filing fees incident to securing any required review by the NASD of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters' counsel relating thereto; (5) the fees and expenses associated with listing the Offered Securities on the NYSE; (6) the cost of preparing stock certificates; (7) the costs and charges of any transfer agent or registrar; (8) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (9) all other fees, costs and expenses referred to in Item 31 of the Registration Statement; (10) the transportation, lodging, graphics and other expenses incidental to the Company's preparation for and participation in the "roadshow" for the offering contemplated hereby and (11) payments to counsel for costs incurred by the Underwriters in connection with the Friends and Family Program and payment of any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Friends and Family Program. Except as provided in this Section 8 and in
Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities or its respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Transaction Entities or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and Section 8 and the respective obligations of the Transaction Entities and the Underwriters pursuant to Section 6 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 4 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in Sections 5.C(2), 5.C(3), 5.C(5), 5.C(6), or 5.C(7), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative, c/o Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: General Counsel with a copy to DLA Piper Rudnick Gray Cary US LLP, 4700 Six Forks Road, Suite 200, Raleigh, North Carolina 27609, Attention: Brad S. Markoff, Esq. or, if sent to the Transaction Entity, will be mailed, delivered or telegraphed and confirmed to the Company,
Attention: General Counsel with a copy to Latham & Watkins LLP, Attention: Craig
M. Garner, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

12. REPRESENTATION OF UNDERWRITERS. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. APPLICABLE LAW AND VENUE. This agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to principles of conflict of laws.

      The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in Florida in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      If the foregoing is in accordance with the Representative' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                        Very truly yours,


                        BIOMED REALTY TRUST, INC.


                        By:  ______________________________________
                             Name:   Alan D. Gold
                             Title:  Chief Executive Officer

                        BIOMED REALTY, L.P.

                        By:  BioMed Realty Trust, Inc., its general partner


                        By:  ______________________________________
                             Name:   Alan D. Gold
                             Title:  Chief Executive Officer


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

RAYMOND JAMES & ASSOCIATES, INC.


By:  ______________________________________
     Name:
     Title:


Acting on behalf of itself and as the Representative of the several
Underwriters.

                                                                      SCHEDULE I

                                  UNDERWRITERS

                                                               Number of Firm
Name of Underwriter                                             Securities
--------------------------------------------------------------------------------
Raymond James & Associates, Inc.........................
KeyBanc Capital Markets, a division of McDonald ........
Investments Inc. .......................................
Wachovia Capital Markets, LLC ..........................
Friedman, Billings, Ramsey & Co., Inc. .................
Legg Mason Wood Walker, Incorporated ...................
RBC Capital Markets Corporation ........................





                                                              ------------------
     Total
                                                              ==================

                                                                     SCHEDULE II

                                  SUBSIDIARIES

                                                                    SCHEDULE III


                                  KEY OFFICERS

Alan D. Gold
Gary A. Kreitzer
John F. Wilson, II
Matthew G. McDevitt

                                                                     SCHEDULE IV


                                  TITLE REPORTS

                                                                      SCHEDULE V

                                    MORTGAGES

                                                                     SCHEDULE VI

                          TENANT ESTOPPEL CERTIFICATES

                                                                    SCHEDULE VII

                         LIST OF JURISDICTIONS DESCRIBED
                                IN SECTION 5.D(8)

[to come]

                                                                       EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT

                               _________ __, 2005


BIOMED REALTY TRUST, INC.
17140 Bernardo Center Drive
Suite 222
San Diego, California 92128

RAYMOND JAMES & ASSOCIATES, INC.
As Representative of the Several Underwriters listed on Schedule I to the
   Underwriting Agreement
c/o Raymond James &Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Dear Sirs:

            The undersigned understands that Raymond James & Associates, Inc. (the "Representative") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement"), as representative of the several underwriters listed on Schedule I thereto (the "Underwriters"), with BioMed Realty Trust, Inc., a Maryland corporation (the "Company"), and BioMed Realty, L.P., a Maryland limited partnership (the "Partnership"). Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering (the "Public Offering") of shares (the "Shares") of common stock, $0.01 par value per share, of the Company (the "Common Stock").

            To induce the Representative to execute the Underwriting Agreement and to induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, he or she will not, during the period commencing on the date hereof and ending on the 90th day after the date of the final prospectus relating to the Public Offering (such period, the "Lock-Up Period" and such prospectus, the "Prospectus"), (1) offer, pledge, sell, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the following (whether now owned by the undersigned or hereafter acquired): (i) Common Stock; (ii) any securities convertible into or exercisable, exchangeable or redeemable for any shares of Common Stock, including, without limitation, the units of the Partnership (the "Units"); or (iii) any rights to purchase or otherwise acquire Common Stock or Units held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or Units or such other securities, in cash or otherwise, other than the pledge of Units in existence as of the date hereof. The undersigned further agrees that the undersigned will not publicly disclose the intention to make any such offer, sale, pledge, redemption or disposition or to enter into any transaction described in the preceding sentence during the Lock-Up Period without, in each case, the prior written consent of the Representative. In addition, the undersigned agrees that, without prior written consent of the Representative, the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration under the Securities Act of 1933, as amended (the "Securities Act"), of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

            Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period; the restrictions imposed in this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if, within 3 days of the termination of the Lock-Up Period, the Chief Executive Officer or the Chief Financial Officer of the Company delivers to the Representative a certificate, certifying on behalf of the Company that the Company's securities are, as of the date of delivery of such certificate, "actively traded" as defined in Rule 101(c)(1) of Regulation M of the Securities Exchange Act of 1934, as amended.

            Any Common Stock received upon the exercise of options or redemption of Partnership Units granted to or held by the undersigned will also be subject to this letter.

            Notwithstanding the foregoing, this letter does not restrict the undersigned from transferring the Company's securities or interests therein (i) as a bona fide gift or gifts or (ii) to any trust the beneficiaries of which are exclusively the undersigned or a member of the immediate family of the undersigned, including grandchildren (to the extent consistent with the Securities Act and state securities laws), provided that prior to and as a condition to the effectiveness of any such distribution or transfer, the transferee executes a lock-up agreement substantially in the form hereof in favor of the Representative.

            In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer that would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

            Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to agreement between the Company and the Representative. The terms of this letter shall expire in the event the Public Offering is not consummated on or before September 30, 2005.

                                    Very truly yours,

                                    By: ___________________________
                                        ___________________________
                                       (Printed or Typed Name)


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